                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2000


                         CHEQUEMATE INTERNATIONAL, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its Charter)



            Utah                         01-15043              76-0279816
-------------------------------        -----------        -------------------
(State or other Jurisdiction of        (Commission         (I.R.S. Employer
 Incorporation or Organization)         File No.)         Identification No.)


                   124 Ferry Street S.W., Albany, Oregon 97321
                  --------------------------------------------
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number including Area Code: (541) 791-4813


             330 Washington Blvd., Marina Del Rey, California 90292
             ------------------------------------------------------
              Former name, former address and former fiscal year,
                         if changed since last report.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On December 30, 2000, Chequemate International, Inc. (the "Company") substantially completed the terms of a Plan of Exchange (the "Plan of Exchange"), and an Amended Stock Purchase and Sales Agreement (the "Stock Purchase Agreement") with VisionComm, Inc. ("VCI"), a closely-held Delaware corporation, and the shareholders of VCI (the "VCI shareholders"), dated December 19, 2000, under the terms of which the Company acquired all of the issued and outstanding shares of common stock of VCI, in exchange for the initial issuance of 2,500,000 shares of the restricted common stock of the Company to the VCI shareholders, subject to adjustment as described below, and the issuance to the VCI shareholders, of promissory notes in the aggregate principal amount of $2,800,000 (the "Notes"). VCI has been engaged since its organization in 1995, in providing telecommunications and cable television services to residents of multiple dwelling units, hotels and hospitals. As a result of this transaction, VCI is now a wholly-owned subsidiary of the Company. (See "ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS").

     Giving effect to the issuance of the initial 2,500,000 shares of common stock in this transaction (which is subject to adjustment, as described below), and without giving effect to the possible exercise of Warrants, described below, the VCI shareholders will initially hold a total of 2,500,000 shares of the Company's common stock, or approximately 15.3% of the 16,337,141 shares of common stock of the Company to be issued and outstanding. The Stock Purchase Agreement additionally provides for the grant to the VCI shareholders, pro rata, of warrants to purchase a total of 2,800,000 shares of the Company's common stock (the "Warrants"), at a price of $1.00 per share, exercisable at any time prior to April 30, 2002. If all of the outstanding Warrants were exercised, and without giving effect to any other events, the VCI shareholders would than hold a total of 5,300,000 shares of the Company's common stock, or approximately 27.7% of the then issued and outstanding shares of common stock of the Company. The two largest VCI shareholders, William J. Brinkmeier, President and a director of VCI, and Stanley H. Rojeski, a director of VCI, will initially be issued 869,406 shares and 797,632 shares, respectively, of the Company's common stock in connection with the transaction, which will constitute approximately 5.3% and 4.8%, respectively, of the issued and outstanding common stock of the Company (giving effect to the issuance of the initial 2,500,000 shares in the transaction), without giving effect to the exercise of Warrants held by Messrs. Brinkmeier and Rojeski. If Messrs. Brinkmeier and Rojeski were to exercise all of the Warrants granted to each of them in the transaction (973,736 shares, and 893,348 shares, respectively), and without giving effect to any other events, they would hold approximately 10.6% and 9.8%, respectively of the then issued and outstanding common stock of the Company. There are no other VCI shareholders who will hold, or could hold, after exercise of Warrants, in excess of 5% of the issued and outstanding common stock of the Company.

     Under the terms of the Stock Purchase Agreement, the number of shares of common stock issued to the VCI shareholders is based on a value of $2.00 per share, and is subject to a subsequent "repricing" on the "repricing date," as defined in the Stock Purchase Agreement. If, on the "repricing date," the market value of the Company's common stock during the five (5) business days preceding the "repricing date," is less than $2.00 per share, the Company is required to issue additional shares of restricted common stock to the VCI shareholders, pro rata, in an amount necessary for the VCI shareholders to receive a total value of $5,000,000, based on the average closing bid price(s) of the Company's common stock during such five (5) day period.

In no event, however, will the Company be required to issue in excess of 10,000,000 shares to the VCI shareholders. The most recent trade in the Company's common stock, as of January 8, 2001, was at a price of $.3125 per share. Therefore, unless the value of the Company's common stock increases significantly prior to the "repricing date," it may be anticipated that the Company will be obligated to issue a substantial number of additional shares, and up to a total of 10,000,000 shares, to the VCI shareholders. To the extent additional shares are issued to the VCI shareholders under this "repricing" provision of the Stock Purchase Agreement, there would be a shift in ownership of the Company. The "repricing date" is defined in the Stock Purchase Agreement, as the date which is the earlier of: (a) one year from the Closing Date of the Stock Purchase Agreement (or December 30, 2000), or (b) the date the Company initially files a registration statement which includes the initial 2,500,000 shares issued to the VCI shareholders.

     Under the terms of the Stock Purchase Agreement, the Company has agreed to appoint two designees of VCI to the Company's board of directors, prior to January 31, 2001, and to allow VCI to designate two individuals for election to the board of directors for a period of five (5) years thereafter. It is anticipated that this will be accomplished at a duly called meeting of the board of directors scheduled in the end of January, 2001.

     Under the terms of the Plan of Exchange and the Stock Purchase Agreement, the VCI shareholders have been, or will be issued, pro rata in proportion to their ownership interest in VCI, promissory note(s) in the aggregate principal amount of $2,800,000 (the "Notes"). The Notes bear interest at a rate of 8% per annum, and are due and payable in full on or before April 30, 2002 (the "due date"). The Notes are convertible at any time on or before the due date, in whole or in part, into shares of common stock of the Company, at a price of $3.50 per share (the "conversion price"). In addition, the Company has the right to convert all principal and accrued interest under the Notes into common stock of the Company at any time prior to April 30, 2002, if the Company's common stock is trading at a price of $7.00 or greater for any period of sixty (60) trading days. It is also anticipated that outstanding Warrants may be exercised (at the Warrant exercise price of $1.00 per share), through the cancellation of all or a portion of the principal and accrued interest under the Notes. The issuance of shares of common stock upon conversion of all or any portion of the Notes, could also result in a shift in control in the Company.

     Under the terms of the Stock Purchase Agreement, the Company has granted to each of the VCI shareholders, certain registration rights with respect to the initial shares and shares underlying the Warrants (hereinafter the "Shares" and "Warrant Shares," respectively). If the Company, at any time after April 30, 2001, is eligible to use a Form S-3 registration statement, or any successor form for registration of secondary sales of stock, any VCI shareholder may request in writing that the Company register his or her Shares and Warrant Shares, on such registration statement. Upon receipt of any such request, the Company is required to notify the other VCI shareholders in writing of such request, and each VCI shareholder may elect in writing within thirty (30) days of such notice, to include his or her Shares and Warrant Shares in the registration statement. The Company is required to exercise its best efforts to effect the registration of such Shares and Warrant Shares as soon as practicable thereafter.

     As described above, the acquisition of the shares of VCI has been substantially completed, and is subject only to the completion of a number of ministerial acts, including the formal issuance of stock certificates and Notes to the VCI shareholders, the obtaining of necessary consents from third parties; filing of the Plan of Exchange with the Utah Division of

Corporations, and other related events.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

GENERAL

     As described in "ITEM 1. CHANGES IN CONTROL OF REGISTRANT," on or about December 26, the Company substantially completed the acquisition of all of the issued and outstanding shares of common stock of VisionComm, Inc. ("VCI"), a closely-held Delaware corporation, under the terms of a Stock Purchase Agreement between the Company, VCI and the VCI shareholders. The purchase price for the purchase of the VCI stock, is a total of $7,800,000, payable as follows: (a) pursuant to promissory notes issued pro rata to the VCI shareholders (the "Notes"), totaling $2,800,000, with interest at 8% per annum, due and payable in full on or before April 30, 2002; and (b) the issuance of a total of 2,500,000 shares of restricted common stock of the Company to the VCI shareholders, subject to subsequent adjustment as described under "ITEM 1. CHANGES IN CONTROL OF REGISTRANT." The Company does not currently have sufficient funds to pay the principal and interest on the Notes.

     The purchase price of VCI was negotiated between the Company and VCI, and represents management's estimation of the value of VCI, taking into consideration the operating results and financial condition of VCI; the current customer base and business of VCI and its potential for growth; the perceived synergy of VCI with the business of the Company, and other relevant factors. The Company has not obtained an independent business appraisal or business valuation of VCI.

BUSINESS OF VISIONCOMM

     VisionComm, Inc. ("VCI") was founded in 1995 for the purpose of becoming a provider of telecommunications and cable television services to residents of multiple dwelling units (MDUs), hotels and hospitals. VCI's corporate headquarters are located in St. Charles, Missouri.

     VCI operates through two divisions--the CABLE DIVISION and the PAYPHONE DIVISION.

     THE CABLE DIVISION is headquartered in Clinton Township, Michigan, a suburb of Detroit. Cable Division Operations is headed by Larry Wilk and Cable Division Sales and Marketing is headed by Tom Nix. Mr. Wilk and Mr. Nix have over 45 years of combined experience in the private cable business. The Cable Division manages a nationwide network of contractors, provides engineering and planning for new installations and customer service for VCI's cable subscribers and oversees all other aspects of the Company's cable business. Subscriber billing and collection are handled at the St. Charles office.

     VCI's initial cable systems were acquired from United Satellite/USA, Inc., in June of 1996. Today, VCI operates private cable systems in three states (Texas, California and Michigan) and manages two franchise cable systems in Missouri, in total covering 6,000 passings.

     VCI's PAYPHONE DIVISION is headquartered in St. Charles, Missouri. The Payphone Division is headed by William Brinkmeier, President and a director, who has worked in the private payphone business since 1989, when he and Stan Rojeski, a director of VCI, founded Payphones of America, Inc. From 1989 to 1995 Payphones of America increased its operating payphones to 3,300. In 1996 Payphones of America was sold to PhoneTel Technologies, Inc. Proceeds from the sale were used in the initial funding of VisionComm.

     In 1995, VisionComm entered into a ten year contract to provide payphone services to a major healthcare corporation's hospitals and healthcare facilities throughout the United States, on an exclusive basis. Pursuant to this contract, as of August 2000, VisionComm had installed 1,000 phones in 18 states.

     VCI is focusing on the continued growth efforts in the private cable division. The growth, as planned, will encompass both acquisitions and the construction of new cable locations, with VCI's initial concentration on acquisitions. VCI plans to target areas of the country where it has a current presence, as it is believed this will allow for economies of scale. VCI will also seek growth by exploring "Add On" possibilities at its existing properties, such as cable modem services.

     VCI is currently attempting to sell the Payphone Division, so it may devote its full energies to growing the Cable Division. There can be no assurance VCI will be successful in finding a suitable buyer, or, if a suitable prospective buyer is found, that VCI will be able to negotiate acceptable terms.

     CABLE DIVISION OVERVIEW

     A private cable system servicing a multiple dwelling unit (MDU) physically operates in a fashion identical to that of a franchise system, but on a relatively smaller scale. It also distributes its signals to subscribers through a network of coaxial and fiber optic strands. The private cable industry developed in the early 1980's by application of technology from the franchised cable television and related industries to individually owned and operated master antenna television (MATV) systems. An MATV system is designed to provide television reception to residents of multi-unit complexes, where individual antennas either are not feasible or are restricted by aesthetic or other requirements. The expansion of programming carried by satellites induces owners of multi-unit complexes to install satellite-receiving stations at the headend of their MATV systems to allow residents to receive both satellite and off-air programming. The private cable industry emerged when the owners and developers of multi-unit complexes sought independent operators to construct, develop and operate MATV and private cable systems.

     VCI's private cable television services compete with incumbent franchise cable television operators as well as wireless cable television operators, other private cable television operators,

DBS operators and stand alone satellite service providers. VCI continues as a matter of course to investigate new sources of programming and technologies that may increase its range of services.

     In the United States the MDU portion of the residential real estate market is estimated to be 20 million rental units.

     OPERATIONS SUMMARY

     The following table is an operational summary of VCI as of December 1, 2000.


CABLE                                         TOTAL
-----                                         -----
PROPERTIES (INCLUDING FRANCHISES)                23

Homes/Doors Passed                            6,605
SUBSCRIBERS                                   2,656
   Penetration                               40.21%
PAY UNITS                                     1,776
   Penetration                               66.87%
UNDER CONSTRUCTION
   Properties                                     2
   Homes/Doors Passed                           800
BACKLOG(1)
   Properties                                     7
   Homes/Doors Passed                         4,000
PAYPHONES
   Total Installed                              994


     (1) The Company has obtained the ROE / Franchise Agreement but the building of the infrastructure has not been completed.

     RECENT DEVELOPMENTS

     MULTIPLE DWELLING UNITS (MDUS)

     VCI is currently building out complexes that pass a total of 800 units in the New Orleans and the Tulsa areas for a national REIT as shown in the under construction section Operations Summary. This REIT passes approximately 15,000 doors in all of the properties it manages nationally. In the Dallas Metroplex area (another VCI footprint) they have 15 complexes passing approximately 4,000 doors.

     Discussions have begun with a national private cable company regarding their MDUs in the St. Louis and Detroit regions (both VCI footprints). The St. Louis market passes 5,769 doors and services approximately 2,616 subscribers and the Detroit market passes 6,660 doors and services approximately 3,778 subscribers.

     VCI has remained in contact with the court regarding the Optel bankruptcy proceedings. Management of VCI anticipates the opportunity to bid for complexes in the Dallas Metroplex market along with Chicago, Southern Florida, Atlanta and Indianapolis. The Company believes it could potentially acquire up to 50,000 doors.

     In addition, numerous opportunities are continuously being brought to VCI via personal contacts in the industry, networking, REITs, brokers and current customers. Management plans to carefully review each opportunity to determine if it should be pursued to supplement the Company's expansion in its existing footprints, and expand into new markets across the country.

     FRANCHISES

     VCI is currently in the process of establishing a franchise footprint in rural Northern Michigan. It is doing this through a combination of acquisitions of existing providers and build- outs of recently acquired new franchise agreements that need to be built.

     VCI has recently negotiated an asset purchase agreement with an small private cable company that currently provides service to 10 townships, passing a total of 1,424 homes and currently servicing 605 subscribers. VCI is currently in the process of securing new franchise agreements with these townships, providing for 15-year terms. Seven (7) of the ten (10) agreements with townships have been obtained. It is presently anticipated that the asset purchase agreement will be finalized when the remaining three (3) agreements with townships, have been obtained. One of the head-ends that is part of the purchase will then be used to provide the signal for part of the build out of the seven
(7) new franchises, as shown in the backlog section of the Operations Summary, above.

     VCI has also recently entered into a letter of intent with another provider in the same area, providing for the purchase of its system, which currently provides service to 14 townships, passing a total of 5,110 homes and currently servicing 2,135 subscribers.

     Once these acquisitions are finalized, and VCI establishes its footprint, it plans to approach other small providers within and around the footprint to further solidify its position in the area. There can be no assurance these acquisitions will be consummated, or on the terms planned by VCI, or that VCI will be successful in negotiating acquisition terms with respect to other providers.

     MARKET OVERVIEW

     MULTIPLE DWELLING UNITS

     Multiple Dwelling Units (MDU's) are comprised of apartment buildings, condominiums, trailer parks, cooperatives and townhouses. The MDU marketplace is an attractive market for offering cable services in addition to future "add on" possibilities, because of the population densities at the complexes.

     VCI management believes VCI is able to capitalize on its long-term relationships with MDU owners through its Right of Entry (ROE) Agreements. These ROEs grant VCI the exclusive rights to provide cable television services to the complex, ownership and control of the cable distribution plant and wiring to the residential units. ROE agreements allow MDU owners to enhance the value of their property by providing quality service to its customers, while allowing the owners to focus on managing their properties.

     Generally the ROE agreements are for a term of 10 to 15 years. The current ROEs have an average remaining term of 6.7 years, with 35% of the agreements having automatic renewal clauses. These renewals are at the discretion of VCI, and not the owner. The majority of the renewal lengths are for 5 years. The remaining ROEs have negotiated renewal clauses.

     The cable services are provided through a cost-effective mix of headend, franchise feed and DBS signals. This allows VCI to build a channel lineup suited to the demographics of the apartment complex for the least amount of cost to the Company.

     The Company analyzes its acquisitions and upgrades the plants as necessary to meet its engineering standards, and to provide a competitive service offering to the complex residents.

     FRANCHISES

     Franchises agreements are entered into with cities, towns, townships, municipalities and other governing bodies for the purpose of providing cable services to its residents. Generally the agreements are non-exclusive and for a period of 15 to 20 years.

     The cable services are provided through a headend that generally supplies signal to a multiple number of franchises.

     VCI currently manages two small franchises in the St. Louis market. In addition, it has seven (7) agreements with townships in rural Northern Michigan that have not yet been built. VCI management believes that there is great opportunity in building out and acquiring rural franchises in the same area, thereby creating a large footprint in a given market.

     TECHNICAL SERVICES

     VCI utilizes various design architectures tailored to each property when determining the method of delivery of its video product. The Company's goal is to maintain consistency in the construction of its cable systems and by upgrading the systems it acquires to meet the "VisionComm" standards.

     SIGNAL DELIVERY METHOD

     VCI delivers its cable services through a combination of both private cable (headend at each MDU) and franchise feeds. The following table summarizes the number of complexes and homes /doors passed serviced by each method.

     CABLE SIGNAL DELIVERY METHOD SUMMARY

                                NO. OF                           TOTAL PASSINGS/
DELIVERY METHOD               PROPERTIES          % OF TOTAL          DOORS          % OF TOTAL
---------------               ----------          ----------     ---------------     ----------
Private Cable
   Franchise Feed                 10                 47.62%           3,263             52.19%
   Headend                        11                 52.38%           2,989             47.81%
                                ----                ------           ------            ------
   Total                          21                100.00%           6,252            100.00%
Franchise                          2                                    353
Under Construction                 2                                    800
Backlog                            7                                  4,000


     BANDWITH

     All new cable systems are designed to a minimum of 550 MHZ bandwith with optional two-way plant capability thus allowing the integration of other revenue generating services such as high speed internet and various other video products.

     CABLE BANDWIDTH SUMMARY

                                NO. OF                           TOTAL PASSINGS/
BANDWITH                      PROPERTIES          % OF TOTAL          DOORS          % OF TOTAL
---------------               ----------          ----------     ---------------     ----------
Private Cable
   Less than 450 MHZ               1                  5.00%             216              3.45%
   450 - 500 MHZ                   4                 19.00%             896             14.33%
   550 MHZ and Greater            16                 76.00%           5,140             82.22%
                                ----                ------           ------            ------
   Total                          21                100.00%           6,252            100.00%
Franchise                          2                                    353
Under Construction                 2                                    800
Backlog                            7                                  4,000

     PROGRAMMING

     Cable programming is supplied by a variety of sources. The following table lists the Company's major programming providers.

     PROGRAMMING PROVIDER SUMMARY

                                                       % of Total
                                             Programming Expenses
Programming Provider                                 Jan-Aug 2000
--------------------                         --------------------
Franchise Feed                                        48.32%
4 Com, Inc.                                           24.78%
WSNet Programming                                     10.00%
Home Box Office                                        8.80%
Others (16 vendors)                                    8.10%
    Total                                            100.00%


     SALES & MARKETING

     A critical aspect of VCI's sales and marketing efforts are the development of strategic contractual relationships with the MDU owners. These relationships encourage the owners to promote and sell VCI's cable television services to the MDU residents. A variety of materials are used, including but not limited to, direct mail pieces, fliers, brochures, sales incentive gifts, resident introduction parties, sign up packets for new lessees and sales follow up.

     VCI will attempt to implement growth in its business in multiple ways.

     1. By negotiating new Right of Entry and/or Franchise agreements (Agreements) with property owners and government bodies currently being served by other providers.

     2.   By negotiating new agreements for new construction.

     3.   By acquiring existing operators that serve MDU's and Franchises.

     4. By expanding its current offering of cable television with additional services.

CUSTOMER MANAGEMENT AND SERVICE

     All customer service calls are handled by the Company's cable office located in Detroit, Michigan. Service and repair is handled by VCI's national network of professional providers. These trained technicians handle all routine diagnostics and maintenance during normal business hours, and are ready to respond to major emergency repairs at all times. VCI's Customer Service Center is reached via an 800 number for emergency service, 24 hours a day, seven days a week.

     BILLING / CREDIT & Collections

     Residents are billed directly by VCI from its corporate office located in St. Charles, Missouri. VCI's trained staff handles billing questions, along with credit and collection. The billing department is reached by calling an 800 number during normal business hours.

     Both offices have access to customer files, billing and payment records, customer notes and have the ability to create work orders on the Company's proprietary software.

OFFICES AND EMPLOYEES

     VCI has offices in St. Charles, Missouri, Clinton Township, Michigan, and Grand Prairie, Texas. VCI's corporate offices, located in St. Charles, Missouri, a suburb of St. Louis, is a 9600 square foot, which is approximately 70% office space and and 30% warehouse space. VCI has approximately five years remaining on the current lease covering this space. VCI's President, Chief Financial Officer and accounting manager, are located at VCI's St. Charles offices, which is also the location of its payphone division. VCI's cable division is located in Clinton Township, a suburb of Detroit, where VCI has offices under lease, with a remaining term of approximately 2 years, consisting of approximately 1,800 square. VCI also maintains approximately 900 square feet of office space in Grand Prairie, Texas, a suburb of Dallas, which houses VCI's 2 cable technicians for the Dallas market.

     VCI currently has approximately fifteen (15), consisting of its officers, two customer service representatives, cable billing and collection employees, and clerical personnel and technicians.

VISIONCOMM MANAGEMENT

     The executive officers and directors of VCI are as follows:

          William J. Brinkmeier, II      President & Director

          Thomas A. Nix                  Executive V.P. - Cable
                                         Division & Director

          Lawrence J. Wilk               V.P.- Cable Operations
                                         & Director

          Charles Miller                 Director

          Stanley Rojeski                Director

          James D. Thorp                 Director

          Frank Friedlein, Jr.           Vice President, Chief Financial Officer

     Set forth below are biographical summaries of each of the current members of VCI management.

     WILLIAM J. BRINKMEIER, II. Mr. Brinkmeier is the President and Chairman of the Board of VCI, and was a co- founder of VCI, along with Mr. Rojeski, Mr. Nix and Mr. Wilk. Mr. Brinkmeier acquired the initial funding for VCI. from Berthel Fisher Trust, which was later refinanced by AMRESCO. Mr. Brinkmeier is the former President of Payphones of America, Inc. ("PAI"), a nationwide provider of pay telephone service founded by Mr. Brinkmeier and Mr. Rojeski in 1989. From 1989 to 1996, PAI increased its' installed base to over 3300 payphones. In 1996, Mr. Brinkmeier and Mr. Rojeski sold PAI to the largest private provider of pay telephones in the United States. From 1969 to 1984, General Electric Company ("GE") employed

Mr. Brinkmeier. At GE, he managed facilities in Springfield, Missouri; St. Louis, Missouri; Davenport, Iowa; Peoria, Illinois; and Los Angeles, California. The management positions held at GE were in customer relations and full operational functions of a regional sales and service facility.

     THOMAS A. NIX. Mr. Nix is the Executive Vice President - Cable Division, and a director of VCI. In his position with VCI, Mr. Nix is responsible for all of the Cable Division's sales and marketing activities. Mr. Nix has been involved in the private cable industry for over sixteen years. Mr. Nix was a co-founder of Datavision, Inc. ("Datavision"), in 1982. Datavision was one of the first publicly held companies to provide security systems for multi-dwelling units. While with Datavision, Mr. Nix and his sales team secured contracts for over 150,000 units. In 1985, Mr. Nix founded Data Cablevision, which was one of the first providers of private cable television equipment and services in the United States. As President of Data Cablevision, Mr. Nix secured private cable contracts for in excess of 22,000 passings. In addition, he secured contracts to provide pay-per-view and free to guest cable services to over 16,000 hotel rooms. From 1988 to 1995, Mr. Nix provided consulting, advisory and brokerage services to the private cable industry. Mr. Nix has acquired and operated private cable systems throughout the United States.

     LAWRENCE J. WILK. Mr. Wilk is the Vice President of VCI's cable operations, and a director of VCI. In his position with VCI, Mr. Wilk is responsible for all aspects of VCI's cable operations. Mr. Wilk has been involved in the private cable industry for over sixteen years. Among his many accomplishments, Mr. Wilk participated in the engineering and implementation of the first digital compression technology utilized in connection with Viacom's and ScientificAtlanta's network groups. From 1979 to 1982, Mr. Wilk directed the operations of a 100+ person field installation group for Datavision. From 1982 to1990, Mr. Wilk was an officer and director of Telecast, Inc. ("Telecast"), a publicly held corporation providing private cable equipment and services to the multi-family and hospitality industries. At Telecast, Mr. Wilk created and organized national installation offices in seven states, and engineered plant designs, prepared budgets and bills of materials for all field installation projects. Mr. Wilk also developed and implemented systems for the technically sound operation of "C" band services to 14,000 hotel rooms and 12,000 SMATV passings in 21 states. From 1990 to 1995, Mr. Wilk was Vice President of Engineering at United Satellite / America, Inc. ("USA"). At USA, Mr. Wilk implemented a variety of operational restructuring programs encompassing engineering, maintenance and personnel requirements for the company's 31 cable systems located throughout the United States. From 1993 to 1995, Mr. Wilk was director of engineering for Telecable Communications Corp. ("Telecable"), a privately held company providing cable services to the hospitality industry. At Telecable, Mr. Wilk developed engineering specifications and standards for the construction of the company's pay-per-view television systems. Mr. Wilk also ensured consistent quality construction of the company's cable systems by engineering individual R.F. designs and bill of materials for each system prior to construction. He also qualified, hired and trained technical field personnel and developed a nationwide maintenance program for the servicing of Telecable's cable systems.

     CHARLES P. MILLER. Mr. Miller serves on the Board of Directors of VCI, and previously served as the acting Chief Financial Officer. Mr. Miller is also a partner in the law firm of Patton

Boggs, L.L.P. in Dallas, Texas primarily providing legal, financial and consulting services to the telecommunications and cable industries and to other technology companies. Mr. Miller's clients include payphone companies, private cable companies, long distance resellers, telecommunications equipment manufacturers, inter-exchange carriers, operator service companies, inter-connect companies and software development companies. In addition, Mr. Miller serves on the Board of Directors of Great Hills Information Systems, Inc.; Core Solutions, Inc.; and RGHC Holdings, Ltd. Mr. Miller was General Counsel and Executive Vice President of Value- Added Communications, Inc. ("VAC"), a public telecommunications company, from April 1990 to June 1994. Mr. Miller has also been associated with the Texas law firms of Hughes & Luce; Jenkens & Gilchrist; and Freytag, LaForce, Rubenstein, Teofan & Falik. Mr. Miller is a graduate of West Virginia University College of Law ( Ranked 2nd in graduating class) and a member of the Order of the Coif.

     STANLEY ROJESKI. Mr. Rojeski, a co-founder of VCI, serves as a member of the board of directors. Mr. Rojeski co-founded, with Mr. Brinkmeier, Payphones of America, Inc. Mr. Rojeski resides in Memphis, Tennessee.

     JAMES D. THORP. Mr. Thorp is an outside director of VCI. Mr. Thorp was the fund manager for Berthel Growth Income Trust I, a Delaware Investment Trust which provided some of the early stage financing for VCI. Mr. Thorp is currently a principal of Aavin, L.L.C. Venture Capital, a venture fund based in Cedar Rapids, Iowa.

     FRANK FRIEDLEIN, JR. Mr. Friedlein joined VCI in July 1998, as its' Vice President and Chief Financial Officer. In this capacity, Mr. Friedlein is responsible for all accounting, budgeting, bank relations and M.I.S. activities. Mr. Friedlein implemented VCI's cable billing system and worked with programmers in developing a work order module, which was integrated with the billing package, allowing the program to be utilized online by the company's billing department, collections and CSRs simultaneously. From 1993 to 1998, Mr. Friedlein was employed by the Vernon L. Goedecke Companies. In 1998, Mr. Friedlein was Vice-President and chief financial officer of the parent company, Vernon L. Goedecke. 1996 to 1997, Mr. Friedlein was Vice-President and Controller of New Buffalo Corporation, an importer of consumer (Do it Yourself) hand tools. 1993 to 1996, Mr. Friedlein was manager of operations for Spirit of St. Louis Software Company. Spirit developed both instructional sport and custom multimedia CD-ROMs. From 1985 to 1993, Mr. Friedlein was self-employed providing accounting services in addition to installing computer systems for his clients. From 1984 to 1985, Mr. Friedlein was employed as controller of Gross Engineering Company. From 1975 to 1984, Mr. Friedlein was Vice-President and Controller of Brooks Erection & Construction Company. Mr. Friedlein graduated from St. Louis University with a degree in accounting.

     Under the terms of the Stock Purchase Agreement, the Company has agreed that the VCI shareholders, may designate, for a period of five (5) years from Closing, two (2) individuals for election to serve on the Company's six (6) member board of directors, which would increase to three (3) designees if the Company expands its board to seven (7) members. The VCI shareholders have not designated the two individuals who will initially be appointed to serve on the Company's board of directors. However, it is anticipated that these individuals will be officers of VCI, and will be appointed at a meeting of the board of directors of the Company before the end of January, 2001.

EMPLOYMENT AGREEMENTS

     Under the terms of the Stock Purchase Agreement, the Company has entered into employment agreements with William J. Brinkmeier, Thomas A. Nix, Lawrence
J. Wilk, and Frank Freidlein, Jr. Each of the employment agreements are for a term of four (4) years, and may be terminated by the Company due to death, disability for a period of thirty (30) days, or for "cause," as defined in the employment agreements. Each of the employment agreements provide that the employee may terminate the agreement upon sixty (60) days written notice. Each of the employees have been granted non-qualified options under his employment agreement, entitling him to purchase up to 125,000 shares of the Company's common stock, at any time after six months from the employment date, subject to shareholder approval, in five separate blocks of 25,000 shares, exercisable at prices of $2.00, $4.00, $8.00, $16.00 and $28.00, respectively. The employment agreements for Messrs. Brinkmeier, Nix and Wilk, provide for an annual salary of $100,000, and the employment agreement for Mr. Freidlein provides for an annual salary of $90,000. Each of the employees are entitled to participate in all bonus, incentive, stock option, savings and retirement plans, policies and programs made available by the Company to peer employees.

ITEM 5. OTHER EVENTS

     In November, 2000, in an effort to consolidate operations and reduce costs, the Company moved its corporate offices to 124 Ferry Street, S.W., Albany, Oregon, and closed its corporate offices at 330 Washington Boulevard, Marina Del Rey, California. In October and November, 2000, the Company closed its production facility and other offices, and is currently conducting all of its operations from its Albany corporate offices, together with a warehouse facility in Chatsworth, California.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Pursuant to subparagraphs (a)(4) and (b)(4) of Item 7 of Form 8-K, the financial statements of VCI and the pro forma financial information required under Item 7, shall be provided by amendment to this Form 8-K no later than sixty (60) days after the date of filing of this initial Form 8-K.

     b)   EXHIBITS.

          The following exhibits are filed as part of this report:

     Exhibit No.     SEC Ref. No.     Description/ Title of Document
     -----------     ------------     ------------------------------
         1                 2          Stock Purchase Agreement, as
                                      amended, dated December 19, 2000

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       REGISTRANT:

                                       CHEQUEMATE INTERNATIONAL, INC.


Date: January 8, 2001                  By: /s/ Michael Heil
                                          -------------------------------------
                                          Michael Heil, Chief Executive Officer